UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2013

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 26, 2013, as part of its regular review of the corporate governance policies of Atlas Air Worldwide Holdings, Inc. (the "Company" or "AAWW"), the Board of Directors (the "Board") of the Company approved an amendment to the Company's Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors (the "Code"). The Code is AAWW's written code of ethics satisfying the requirements of Item 406 of Regulation S-K. The amendment provides that persons covered under the Code should bring to the attention of the Audit Committee of the Board (i) instances of fraud (whether or not material) involving individuals who have a significant role in AAWW's internal control over financial reporting or (ii) information concerning significant deficiencies or material control weaknesses in the design or operation of AAWW's internal control over financial reporting. The Code as amended will be posted as soon as practicable on the Company's website at www.atlasair.com.

The foregoing description of the Code is subject to and qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhbit 14 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.

Item 9.01 Financial Statements and Exhibits.

14 - Atlas Air Worldwide Holdings, Inc. Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

September 27, 2013	By:	Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel, Secretary and Chief Human Resources Officer

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Exhibit Index

Exhibit No.	Description

14	Atlas Air Worldwide Holdings, Inc. Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors.